Exhibit 3.181

Articles of Organization
(Submit with filing fee of $105)

1.	The name of the limited liability company is:

GSW HOLDINGS, LLC
(Must include “Limited Liability Company,” “Limited Company” “LC,” “L.C.,” “L.L.C.,” or “LLC”)

2.

The purpose(s) for which the limited liability company is organized:  Acquisition and management of companies owning real and personal property and all lawful purposes of a limited liability company whether related thereto or not.

3.	The name and address of the limited liability company’s registered agent in Missouri is:

	Rodney Washburn	2500 Adie Road	Maryland Heights, Missouri 63043
	Name	Street Address: May not use P.O. Box unless street address also provided	City/State/Zip

4.	The management of the limited liability company is vested in:	☒ managers	☐ members	(check one)

5.	The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual: perpetual existence

(The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)

6.	The name(s) and street address(es) of each organizer (P.O. Box may only be used in addition to a physical street address):

Rodney L. Washburn 2500 Adie Road Maryland Heights, Mo 63043

7.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:
(Date may not be more than 90 days after the filing date in this office)

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that any statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Rodney Washburn	Rodney Washburn	9-16-04
Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Name and address to return filed document:

Name:
Address:
City, State, and Zip Code:

Amendment of Articles of Organization
(Submit with filing fee of $25)

1.	The name of the limited liability company is:
GSW HOLDINGS, LLC

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless a future date is indicated as follows:

(Date may not be more than 90 days after the filing date in this Office)

3.	State date of occurrence that required this amendment:	January 3, 2006
Month/Day/Year

4.	The articles of organization are hereby amended as follows:

Article 1 is amended to read: “The name of the limited liability company is: Mission Care Services, LLC”

5.	(Cheek if applicable) This amendment is required to be filed because:

☐	management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐	management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☒	a change in the name of the limited liability company.

☐	a change in the time set forth in the articles of organization for the limited liability company to dissolve.

6.	This amendment is (check either or both):

☒	authorized under the operating agreement

☐	required to be tiled under the provisions of’ RSMo Chapter 347

In affirmation thereof, the facts stated above are true: (The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Name and address to return filed document:

Name: Rodney Washburn
Address: 2500 Adie Road
City, State, and Zip Code: Maryland Heights, MO 63143

Statement of Change of Registered Agent and/or Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.

This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement.
3.	P.O. Box may only be used in conjunction with a physical street address.
4.	Agent and address must be in the State of Missouri.
5.	The corporation may not act as its own agent.

Charter No. LC0610743

(1)	The name of the business entity is: MISSION CARE SERVICES, LLC

(2)	The address, including street and number, of its present registered office (before change) is:

2500 Adie Road, Maryland Heights, MO 63043
	Address	City/State/Zip

(3)	The address, including street and number, of its registered office is hereby-changed to:

221 Bolivar Street, Jefferson City, MO 65101
	Address	(P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4)	The name of its present registered agent (before change) is: Rodney L. Washburn

(5)	The name of the new registered agent is: CSC - Lawyers Incorporating Service Company

Authorized signature of a registered agent must appear below:

/s/ Michelle R. Vannoy
(May attach separate originally executed written to the form in lieu of this signature)
Michelle R. Vannoy, Asst. VP

	(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

	(7)	The change was duly authorized by the business entity named above.

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.0450, RSMo)

	/s/ Todd Zimmerman	TODD ZIMMERMAN
	Authorized signature of officer or if applicable, chairman of the board	Printed name

	Secretary & EVP	9/18/08
	Title	month/day/year

Name and address to return filed document:

Name: Corporation Service Company
Address: 2711 Centerville Road, Suite 400
City, State, and Zip Code: Wilmington, DE 19808